Exhibit 99

DIVIDEND REINVESTMENT PLAN

FOR SHARES OF

VALLEY NATIONAL BANCORP

ENROLLMENT APPLICATION

Please enroll this account as follows:

Check one box only (            ).

If you do not check any box, then FULL DIVIDEND REINVESTMENT will be assumed.

FULL DIVIDEND REINVESTMENT

Reinvest all dividends for this account.

PARTIAL DIVIDEND REINVESTMENT

Reinvest dividends on             shares held by me in certificate form and on all shares held by you as Agent and pay dividends in cash on all remaining shares held by me in certificate form.

CASH PAYMENTS ONLY (NO DIVIDEND REINVESTMENT) All dividends will be paid in cash.

I (We) hereby appoint American Stock Transfer & Trust Company, LLC as my (our ) Agent under the terms and conditions of the Plan, as described in the Plan Prospectus which accompanied this form, to receive cash payments and apply them to the purchase of shares of VALLEY NATIONAL BANCORP Common Stock as indicated below.

NO INTEREST WILL BE PAID ON THE FUNDS HELD PENDING INVESTMENT.

VALLEY NATION BANCORP

c/o American Stock Transfer & Trust Company, LLC

P.O. Box 922, Wall Street Station, New York, New York 10269-0560

Attn: Plan Administration Department

ACCOUNT ADDRESS

STREET CITY STATE ZIP CODE

SIGNATURE(s)

All Joint Owners Must Sign

ATTACHED IS A CHECK FOR $

PLEASE REFER TO THE PLAN PROSPECTUS FOR THE MINIMUM AND MAXIMUM ALLOWED BY THE PLAN

VALLEY NATIONAL Enroll. App. 6-2009

FOR AUTOMATIC MONTHLY D EDUCTIONS, SEE REVERSE

COMPLETE THIS PART ONLY IF YOU WANT AUTOMATIC MONTHLY DEDUCTIONS

I (We) hereby authorize American Stock Transfer & Trust Company, LLC to make monthly automatic transfers of funds from the checking or savings account in the amount stated below. This monthly deduction will be used to purchase shares of VALLEY NATIONAL BANCORP Common Stock for deposit into my (our) account.

Signature(s) ______________________________

____

Date ____________ Daytime Phone Number ____________

1. Indicate the Type of Account: Checking or Savings.
2. Print the complete Bank Account Number.
3. Print the name on Bank Account as it appears on your bank statement.
4. Print the complete name of your financial institution, including the branch name and address.
5. Print the ABA Number (Bank Number) from your check or savings deposit slip.
6. Amount of automatic monthly deduction: Indicate the monthly amount authorized to be transferred from your account. Please refer to the Plan Prospectus for the minimum and maximum allowed by the Plan.

Please enclose a copy of a VOIDED check or savings deposit slip to verify banking information.

FILL IN THE INFORMATION BELOW FOR STOCK PURCHASES USING AUTOMATIC MONTHLY DEDUCTIONS.

Please Print All items

1. Type of Account ☐ Checking ☐ Savings
2. Bank Account Number
3. Name of Bank Account
4. Financial Institution

   Branch Name

   Branch Street Address

   Branch City, State and Zip Code
5. ABA Number
6. $ ____________ Amount of automatic deduction

PLEASE CONFIRM ITEMS 2 AND 5 WITH YOUR BANK PRIOR TO SUBMITTING THIS APPLICATION.


Name on Bank Account
JOHN A. DOE
MARY B. DOE
123 YOUR STREET
ANYWHERE, U.S.A. 12345
20
63-858
670
PAY TO THE ORDER OF
$
DOLLARS
Financial Institution and Branch information
First National Bank
of Anywhere
123 Main Street
Anywhere, U.S.A. 12345
FOR
SAMPLE (NON-NEGOTIABLE)
071000013 123456789
ABA Number
Bank Account Number

VALLEY NATIONAL Enroll. App. 6-2009